Exhibit 99.1

Cognition Therapeutics Reports Financial Results for the First Quarter 2024
and Provides Business Update

- Topline Results from SHINE Study in Mild-to-Moderate Alzheimer’s Expected Mid-2024 -

- SHIMMER Study in Dementia with Lewy Bodies Completed Enrollment of 130 Participants -

Purchase, NY – May 7, 2024 – Cognition Therapeutics, Inc. (Nasdaq: CGTX), a clinical stage company developing product candidates that treat neurodegenerative disorders, (the “Company” or “Cognition”), today reported financial results for the first quarter ended March 31, 2024, and provided a business update.

“During the first few months of 2024, we completed enrollment of 130 adults with mild-to-moderate dementia with Lewy bodies (DLB) in the Phase 2 SHIMMER study, exceeding our target. In addition, we are preparing for the analysis of topline results from the Phase 2 SHINE study in mild-to-moderate Alzheimer’s disease,” said Lisa Ricciardi, Cognition’s president and CEO. “We will report topline SHINE results in a press release once they become available and plan to make further presentations during the 2024 Alzheimer’s Association International Conference.”

Business and Corporate Highlights

•	Completed enrollment of 130 adults with mild-to-moderate DLB in the Phase 2 SHIMMER study, with an expectation that topline results will be reported after the last participants have completed six months of treatment
•	Completed follow-on public offering of common stock receiving net proceeds of $11.9 million including the over-allotment
•	Published manuscript with collaborators in Acta Neuropathologica describing proximity of sigma-2 (σ-2) receptor to cellular prion protein and Aβ oligomers on Alzheimer's brain synapses
•	Presented proteomics analyses from SPARC and SEQUEL participants at the AD/PD™ 2024 Alzheimer's & Parkinson's Diseases Conference
•	Continued progress in Phase 2 START study of CT1812 in early Alzheimer’s disease and Phase 2 MAGNIFY study in geographic atrophy secondary to dry age-related macular degeneration

First Quarter 2024 Financial Results

Cash and cash equivalents as of March 31, 2024 were approximately $34.7 million and total grant funds remaining from the NIA were $62.3 million. Cash and cash equivalents includes net proceeds of approximately $11.9 million from the March 2024 underwritten follow-on public offering of 7,557,142 shares of common stock. The Company estimates that it has sufficient cash to fund operations and capital expenditures through the second quarter of 2025.

Research and development expenses were $10.6 million for the quarter ended March 31, 2024, compared to $5.4 million for the comparable period in 2023. The increase was primarily related to higher costs associated with advancing our clinical programs, including Phase 2 trial activities with contract research organizations, personnel, and manufacturing cost.

General and administrative expenses were $3.5 million for the quarter ended March 31, 2024, compared to $3.5 million for the comparable period in 2023. The fluctuation of general and administrative expenses was insignificant period over period.

The Company reported a net loss of $9.2 million, or $(0.27) per basic and diluted share for the first quarter ended March 31, 2024, compared to a net loss of $6.2 million, or $(0.21) per basic and diluted share for the same period in 2023.

Cognition Therapeutics, Inc.

www.cogrx.com

About Cognition Therapeutics:

Cognition Therapeutics, Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of innovative, small molecule therapeutics targeting age-related degenerative disorders of the central nervous system and retina. We are currently investigating our lead candidate CT1812 in clinical programs in Alzheimer’s disease, dementia with Lewy bodies (DLB) and dry age-related macular degeneration (dry AMD). We believe CT1812 and our pipeline of σ-2 receptor modulators can regulate pathways that are impaired in these diseases. We believe that targeting the σ-2 receptor with CT1812 represents a mechanism functionally distinct from other current approaches in clinical development for the treatment of degenerative diseases. More about Cognition Therapeutics and its pipeline can be found at https://cogrx.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, are forward-looking statements. These statements, including statements relating to the timing and expected results of our clinical trials, upcoming presentations on our clinical trials, and cash runway, involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition; our ability to secure new (and retain existing) grant funding; our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; uncertainties inherent in the results of preliminary data and pre-clinical studies being predictive of the results of clinical trials; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that the we may be adversely affected by other economic, business or competitive factors, including ongoing economic uncertainty; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impacts of ongoing global and regional conflicts; the impact of the COVID-19 pandemic on our business, supply chain and labor force; and the risks and uncertainties described in the “Risk Factors” section of our annual and quarterly reports filed the Securities Exchange Commission. These risks are not exhaustive and we face both known and unknown risks. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Cognition Therapeutics, Inc.

www.cogrx.com

Cognition Therapeutics, Inc.

Unaudited Selected Financial Data

(in thousands, except share and per share data amounts)	Three Months Ended March 31,
Consolidated Statements of Operations Data:	2024	2023
Operating Expenses:
Research and development	$10,553	$5,430
General and administrative	3,549	3,543
Total operating expenses	14,102	8,973
Loss from operations	(14,102)	(8,973)
Other income (expense):
Grant income	4,912	3,426
Other income (expense), net	244	(615)
Interest expense	(10)	(10)
Loss on currency translation from liquidation of subsidiary	(195)	—
Total other income, net	4,951	2,801
Net loss	$(9,151)	$(6,172)
Foreign currency translation adjustment, including reclassifications	195	4
Total comprehensive loss	$(8,956)	$(6,168)
Net loss per share:
Basic	$(0.27)	$(0.21)
Diluted	$(0.27)	$(0.21)
Weighted-average common shares outstanding:
Basic	33,735,269	29,094,592
Diluted	33,735,269	29,094,592

	As of
(in thousands)	March 31, 2024	December 31, 2023
Consolidated Balance Sheet Data:
Cash and cash equivalents	$34,671	$29,922
Total assets	38,851	35,163
Total liabilities	9,991	10,689
Accumulated deficit	(150,340)	(141,189)
Total stockholders’ equity	28,860	24,474

Contact Information: Cognition Therapeutics, Inc. info@cogrx.com	Casey McDonald (media) Tiberend Strategic Advisors, Inc. cmcdonald@tiberend.com	Mike Moyer (investors) LifeSci Advisors mmoyer@lifesciadvisors.com

Cognition Therapeutics, Inc.

www.cogrx.com